Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 01/18/2001


Servicing Certificate

Beginning Principal Balance                                       147,895,122.43
Ending Principal Balance                                          145,883,967.99
Principal Collections                                               1,657,697.79
Interest Collections                                                1,648,294.18

Active Loan Count                                                          3,157

Principal Balance of Current Month Prefunding                               0.00

Substitution Adjustment Amount                                              0.00

Policy Draw Amount                                                          0.00


Total Limited Reimbursement Amount                                     30,827.24

Current month distribution to Credit Enhancer                          41,498.20

Net Loan Rate                                                             13.84%

Note Rate - Class A-1 Notes                                              6.8988%
Note Rate - Class A-2 Notes                                              7.8400%
Note Rate - Class A-3 Notes                                              8.1700%
Note Rate - Class A-4 Notes                                              8.2700%
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

                                                         Beginning Note Balance    Ending Note       Principal      Interest
                                                                                     Balance       Distribution
                                         Class A-1 Notes           51,849,548.12    49,927,303.24    1,922,244.88   308,016.92

                                         Class A-2 Notes           18,887,000.00    18,887,000.00               -   123,395.07

                                         Class A-3 Notes           29,790,000.00    29,790,000.00               -   202,820.25

                                         Class A-4 Notes          41,753,000.00     41,753,000.00             -     287,747.76
                                                                  -------------- ------------------           ----  ----------
                                             Total Notes         142,279,548.12    140,357,303.24    1,922,244.88   921,980.00


Certificates                                                          417,876.07

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Prefunding Account                                            Total Amount
                                                         ------------------------
Beginning Balance                                                           0.00
Interest Earned on Prefunding Account                                       0.00
Prior month Interest earned transferred to                                  0.00
overcollateralization
Collection Period Subsequent Transfer                                       0.00
Prefunding Account balance distributed to Noteholders                       0.00
                                                         ------------------------
  Total Ending Prefunding Account Balance  as of Payment                    0.00
                                                    Date


Capitalized Interest Account Balance
Beginning Balance                                                           0.00
Withdraw relating to prior month Collection Period                          0.00
Interest Earned                                                             0.00
Interest Earned sent to Note Payment account                                0.00
Total Ending Capitalized Interest Account Balance to                        0.00
Noteholders
                                                         ------------------------
       Total Ending Capitalized Interest Account Balance                    0.00
                                                         ========================


Beginning Overcollateralization Amount                              5,964,984.02
Overcollateralization Amount Increase (Decrease)                      264,547.09
                                                         ------------------------
Ending Overcollateralization Amount                                 6,229,531.11
Outstanding Overcollaterization Amount                               (349,409.71)
                                                         ------------------------
Required Overcollateralization Amount                               5,880,121.40


                                                                                      Number          Percent
                                                                         Balance     of Loans       of Balance
Delinquent Loans (30 Days)                                          1,042,039.40        22             0.71%
Delinquent Loans (60 Days)                                            798,393.21        16             0.55%
Delinquent Loans (90+ Days) (1)                                     1,619,200.88        26             1.11%
Foreclosed Loans                                                       49,356.60        1              0.03%
REO                                                                         0.00        0              0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                      Percent
                                                          Liquidation To-Date                       of Balance
                                                         ------------------------
Beginning Loss Amount                                                 349,409.71
Current Month Loss Amount                                             353,456.65                       0.24%
Ending Loss Amount                                                    702,866.36


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